Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Forest City Enterprises, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cleveland, Ohio
December 22, 2008